Exhibit 5.1

ד"ר ליפא מאיר	אדמית כהן-וינשטוק	ניר מנחם	צח כהן	TZAH COHEN	NIR MENAHEM	ADMIT COHEN-WEINSHTOK	DR. LIPA MEIR
צוריאל לביא	מאיר אלבוים	קרן בוצר	נוף שדה	NOF SADEH	KEREN BOZER	MEIR ELBAUM	ZURIEL LAVIE
אלון פומרנץ	טלי לב (II/III)	לילך הוק	תם פישר	TOM FISHER	LILACH HOEK	TALI LEV(II/III)	ALON POMERANC
ארתור מוהר (I)	סילביה גל-יהב	איתמר ליפנר	עמית ביטון	AMIT BITTON	ITAMAR LIPPNER	SYLVIA GAL-YAHAV	ARTHUR MOHER(I)
עוזי מור	אסף אילוז	גיא משולם	מאור זילכה	MAOR ZILKA	GUY MESHULAM	ASAF ILUZ	UZI MOR
גרי קופלוביץ	שי תמר	יוני שטינמץ	נועם שוורץ	NOAM SCHWARTZ	YONI SHTAINMETZ	SHAY TAMAR	GARY COPELOVITZ
גד אזור	רועי אייז	אלה בן-דור	בן לירז	BEN LIRAZ	ELLA BEN-DOR	ROY AIZ	GAD AZOR
ארז דר לולו	ד"ר גאי כרמי	טל אסולין-מנחמוב	אביחי אסולין	AVIHAY ASULIN	TAL ASULIN-MENAHEMOV	DR. GUY CARMI	EREZ DAR LULU
יריב שלום	יעל פלטאו-בילו (I)	יותם וייס	אביב אמר	AVIV AMAR	YOTAM WEISS	YAEL FLATAU-BILU (I)	YARIV SHALOM
רונן בהרב	נופר טפליץ	רימון דיין	רעות שאולי	REUT SHAULI	RIMON DAYAN	NUPHAR TEPLIZ	RONEN BAHARAV
ד"ר זיו פרייז (II)	יוסי מנדלבאום	תום ניסני	מורן צויבל	MORAN ZWIEBEL	TOM NISSANI	YOSSI MANDELBAUM	DR. ZIV M. PREIS (II)
מיכל שורץ	שמרית כרמי-נעמת	ארז גולן (נעים)	תום להב	TOM LAHAV	EREZ GOLAN (NAIM)	SHIMRIT CARMY NAAMAT	MICHAL SCHWARTZ
שבתאי מיכאלי	עומר מאירי	ישי לבנון	עדי קמחי	ADI KIMHI	ISHAY LEVANON	OMER MEIRI	SHABTAI MICHAELI
איתן שמואלי	קרנית אקריש	שחף רוט-קליין			SHAHAF ROTH-KLEIN	KARNIT AKRISH	EITAN SHMUELI
אמיר זולטי	יערה פרוינד-אברהם	עידו זבורוף			IDO ZABOROF	YAARA FRUEND-AVRAHAM	AMIR ZOLTY
ארז תיק	גרגורי אירגו	עמית זומר-פדידה			AMIT ZOMER-FADIDA	GREGORY IRGO	EREZ TIK
שירלי יפרח-אזור	יצחק אנידגר	ניר דפני			NIR DAFNI	ISAAC ANIDJAR	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	דור אבינרי	שקד ניסן-כהן			SHAKED NISSAN-COHEN	DOR AVINERY	DR. TZIPI ISER ITSIQ
גלי אופינסקי	איילת רם	סיגל ונצובסקי			SIGAL VANTSOVSKY	AYELET RAM	GALI OPINSKY
דוד וינשטיין	ליהי אלימלך	טל מורג	איל חיאט	EYAL KHAYAT	TAL MORAG	LIHI ELIMELECH	DAVID WEINSTEIN
דנית רימון	רעות בייץ	ירדן הדר	ד"ר יהודה בן מאיר ((IV	DR. YEHUDA BEN-MEIR (IV)	YARDEN HADAR	REUT BEITZ	DANIT RIMON
ד"ר יריב אילן	יאן פלדמן	שיר דיגמי-טל	ד"ר אירית מבורך ((IV	DR. IRIT MEVORACH (IV)	SHIR DIGMI-TAL	YAN FELDMAN	DR. YARIV ILAN

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

May 19, 2020

To:

Foresight Autonomous Holdings Ltd.

7 Golda Meir St.

Ness Ziona 7403650

Israel

Re: Prospectus Supplement Pursuant to Rule 424(b)(5)

Ladies and Gentlemen,

We have acted as Israeli counsel to Foresight Autonomous Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company (the “Offering”) of 8,333,334 American Depositary Shares (the “Offered ADSs”), each representing five (5) ordinary shares, no par value per share, of the Company (the “Ordinary Shares”), and in aggregate representing 41,666,670 Ordinary Shares (the “Offered Ordinary Shares”). This opinion letter is rendered pursuant to Item 9 of Form F-3 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

 In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form F-3 (Registration Statement No. 333-229715) (the “Registration Statement”) filed by the Company with the SEC and the prospectus supplement dated May 19, 2020 filed by the Company with the SEC in connection with the registration of certain securities pursuant to Rule 424(b)(5) and as to which this opinion is filed as an exhibit (the “Prospectus Supplement”), (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement, the Prospectus Supplement and the actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

EMAIL: LAW@LIPAMEIR.CO.IL	WWW.LIPAMEIR.CO.IL
(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Ordinary Shares underlying the Offered ADSs have been duly authorized by the Company, and, upon payment to the Company of the consideration per Offered ADS in such amount and form as described in the Prospectus Supplement, and when issued and sold in the Offering as described in the Prospectus Supplement, the Offered Ordinary Shares will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Report of Foreign Private Issuer on Form 6-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Lipa Meir & Co

EMAIL: LAW@LIPAMEIR.CO.IL	WWW.LIPAMEIR.CO.IL